SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20594

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                                December 23, 1998
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                       United States Aircraft Corporation
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


         0-9974                                           95-3518487
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(Commission File Number)                       (IRS Employer Identification No.)


 3121 E. Greenway Rd. #201, Phoenix, AZ                     85032
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(Address of principal executive offices)                  (Zip Code)


                               (602) 765-0500
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               Registrant's telephone number, including area code


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

         On December 18, 1998, the Company engaged Semple & Cooper, LLP Certified Public Accountant to examine their financial statements for the year ended September 30, 1998. There were no disagreements with the former accountant on any matter of accounting principles, financial statement disclosure or auditing scope or procedure. The change of accountants was approved by the Board of Directors.

ITEM 5.  OTHER EVENTS

         On November 9, 1998, Mr. Anthony Christopher resigned as Chairman and a Director of the Board of Directors of United States Aircraft Corporation and its wholly-owned subsidiary Neo Vision, Inc. The Company and Mr. Christopher have been negotiating an agreement since his resignation, and on December 17, 1998 a Separation of Employment, Consulting, Settlement, Release and Share Waiver Agreement was executed.

         The resignation of Mr. Christopher and subsequent negotiations caused a delay in the special shareholders meeting where the stockholders will be asked to approve the amendment and restatement of the Company's certificate of incorporation in order to complete the transactions under the June 30, 1998 Exchange Agreement ("Exchange") between the Company and Neo Vision, Inc. The revision to the proxy statement for the special shareholders meeting reflecting the resignation of Mr. Christopher, among other changes, is expected to be filed with Securities and Exchanges Commission in December 1998 and the stockholders meeting is planned for early 1999.

         The Company continues to operate its wholly-owned subsidiary Neo Vision, Inc and expects to complete the Exchange and the proposed amendment and restatement of the Company's Certificate of Incorporation, authorizing (i) the reclassification of the Company's Class A Common Stock and Class B Common Stock into a single new class of Common Stock ("New Common Stock") pursuant to the following ratios: shares of Class A Common Stock will be reclassified into shares of New Common Stock on the basis of 10 shares of Class A Common Stock into one share of New Common Stock and 13 shares of Class B Common Stock into one share of New Common Stock; (ii) the issuance of up to 100,000,000 share of New Common Stock: (iii) the issuance of up to 75,000,000 shares of preferred stock; (iv) the change of the name of the Company from United States Aircraft Corporation to Neo Vision Systems, Inc.; and (v) make certain technical amendments to the Company's Certificate of Incorporation, all at its planned special stockholders meeting.

         The agreement between the Company and Mr. Christopher provides for (1) the payment of the accrued compensation to the date of the resignation by Mr. Christopher in monthly installments commencing on February 1, 1999; (2) the return of corporate property; (3) the waiver of 600,000 shares of the New Common Stock to which Christopher is entitled under the Exchange Agreement with the shares being allocated to the Neo Vision, Inc. debentures holders and financial consultant; (4) certain protections for the Company's trade secrets, and; (5) an agreement by Mr. Christopher to provide consulting services at his discretion.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         EXHIBITS

         16.1   Letter regarding change in certifying accountant
         16.2 Separation of Employment, Consulting, Settlement, Release and Share Waiver Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       United States Aircraft Corporation
                                                  (Registrant)


Date December 23, 1998                By: /s/ Harry V. Eastlick
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                                          Harry V. Eastlick, Executive Vice
                                          President and Chief Financial Officer